UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2020 Cocrystal Pharma, Inc. (the “Company”) and A.G.P./Alliance Global Partners amended its Equity Distribution Agreement, dated as of July 19, 2018 (the “Agreement”) to reduce the amount to be raised under the Agreement from $6,000,000 to $551,576 (inclusive of the $351,576 which has been raised to date).

The Company’s shares of common stock are being offered and sold pursuant to a base prospectus, dated October 10, 2017, as supplemented by an amended and restated prospectus supplement dated October 30, 2019, in each case filed with the Securities and Exchange Commission (the “Commission”) as part of the Company’s effective Registration Statement on Form S-3 (File No. 333-220632) (the “Registration Statement”), which was initially filed with the Commission on September 26, 2017 and declared effective on October 10, 2017. Interested investors should read the Registration Statement, the base prospectus and the prospectus supplement and all documents incorporated therein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Registration Statement relating to these securities has been filed with the Commission and is effective. Copies of the prospectus supplement and base prospectus relating to the offering may be obtained when available by contacting A.G.P./Alliance Global Partners, Attention: Thomas Higgins, by calling 212-624-2060, or by visiting EDGAR on the Commission’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1	Amendment to the Amended and Restated Equity Distribution Agreement, dated October 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: January 29, 2020	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer